                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 Amendment No. 1
                                       to
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)      NOVEMBER 8, 1999
                                                --------------------------------


                           PEACHTREE FIBEROPTICS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        DELAWARE                         1-11454                58-1924423
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission File         (IRS Employer
    or incorporation)                    Number)            Identification No.)



           3300 PGA BOULEVARD, SUITE 810, PALM BEACH GARDENS, FL 33410
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code        (305) 374-0282
                                                   -----------------------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

The undersigned Registrant hereby amends its Current Report on Form 8-K by the additions as follows:

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

On November 8, 1999, Peachtree FiberOptics, Inc., a Delaware corporation ("Peachtree"), acquired VFinance Holdings, Inc., a Florida corporation, and Union Atlantic LC, a Florida limited liability company, through a Share Exchange Agreement. Peachtree received all of the capital stock of VFinance and Union Atlantic in exchange for a total of 6,955,000 shares (2,800,000 shares related to VFinance Holdings, Inc. and 4,155,000 related to Union Atlantic LC) of its common stock. Peachtree filed its Form 8-K on November 24, 1999, describing the transaction. The following items are included herein:

(a) Audited Consolidated Financial Statements of Union Atlantic LC for the years ended December 31, 1997 and 1998; Audited Financial Statements of VFinance Holdings, Inc. as of December 31, 1998 and for the period from inception (February 5, 1998) through December 31, 1998 are filed as a part of this Current Report on Form 8-K/A.

(b) Unaudited proforma condensed consolidated balance sheet of Peachtree FiberOptics, Inc. as of September 30, 1999 and the unaudited pro forma condensed consolidated statements of operations of Peachtree FiberOptics, Inc. for the nine month period ended September 30, 1999 and for the year ended December 31, 1998 are filed as a part of this Current Report on Form 8-K/A.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.


                                            PEACHTREE FIBEROPTICS, INC.



                                            By: /s/ Leonard J. Sokolow
                                                --------------------------------
                                            Name:   Leonard J. Sokolow
                                            Title:  President



Dated: January 24, 2000

                           PEACHTREE FIBEROPTICS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 8, 1999, Peachtree FiberOptics, Inc. (the "Company") entered into a Share Exchange Agreement providing for the acquisition of VFinance Holdings, Inc. ("VFIN") and Union Atlantic LC ("UAL"). The Company exchanged 2,800,000 shares of its common stock for all of the outstanding shares of VFIN and 4,155,000 shares of its common stock for all of the outstanding partnership interests in UAL. For accounting purposes, the acquisitions have been treated as a recapitalization with VFin and UAL as the acquirors, as VFin and UAL are considered entities under common control (reverse acquisition).

The following unaudited pro forma condensed consolidated financial statements of the Company, VFIN and UAL are derived from and should be read in conjunction with the audited financial statements of the Company as previously filed on Form 10-KSB for the year ended December 31, 1998 filed with the Securities and Exchange Commission, the unaudited condensed financial statements of the Company as previously filed on Form 10-Q for the quarter ended September 30, 1999, and the audited and unaudited financial statements of VFIN and UAL as of December 31, 1998 and September 30, 1999, respectively, included in Item 7(a) herein. These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the consolidated results of operations or financial position which actually would have taken place if the transaction had been consummated on the date indicated or which may be reported in the future.

The unaudited pro forma condensed consolidated statements of operations reflect adjustments as if the acquisitions had been consummated on January 1, 1999 for the nine month period ended September 30, 1999 and on January 1, 1998 for the year ended December 31, 1998.

The unaudited pro forma condensed consolidated balance sheet reflects the adjustments as if the acquisition had been consummated on September 30, 1999. The condensed balance sheets of VFIN and UAL used in the unaudited pro forma condensed consolidated balance sheet are as of September 30, 1999.

The pro forma information is based on the historical financial statements of the acquired businesses giving effect to the transactions as a reverse acquisition and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                           PEACHTREE FIBEROPTICS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                                                                                                      PEACHTREE
                                               PEACHTREE                                           PRO FORMA       FIBEROPTICS, INC.
                                           FIBEROPTICS, INC.        UAL             VFIN           ADJUSTMENTS        PRO FORMA
                                           -----------------    ----------       ----------        -----------        ---------
Revenues:
   Consulting fees                            $       --        $  738,516       $       --        $       --        $  738,516
   Subscriber fees                                    --                --            5,826                --             5,826
   Vendor fees                                        --                --            8,274                --             8,274
                                              ----------        ----------       ----------        ----------        ----------
Net revenues                                          --           738,516           14,100                --           752,616

Cost of revenues                                      --           153,474               --                --           153,474
                                              ----------        ----------       ----------        ----------        ----------
Gross profit                                          --           585,042           14,100                --           599,142

Non-cash stock compensation                      797,119                --               --                --           797,119
General and administrative expenses               24,947           168,696           87,001           225,000 [a]       505,644
Managing agent fee                               112,500                --               --          (112,500)[b]            --
                                              ----------        ----------       ----------        ----------        ----------

Operating (loss) income                         (934,566)          416,346          (72,901)         (112,500)         (703,621)

Interest expense                                   4,650                --              661                --             5,311
                                              ----------        ----------       ----------        ----------        ----------
Net (loss) income                             $ (939,216)       $  416,346       $  (73,562)       $ (112,500)       $ (708,932)
                                              ==========        ==========       ==========        ==========        ==========

Pro forma basic and diluted net loss
   per share                                  $    (2.97)[d]                                                         $    (0.09)[d]
                                              ==========                                                             ==========


Weighted average shares used in
   computing pro forma basic and diluted
   net loss per share                            316,655                                                              8,210,000
                                              ==========                                                             ==========


                           PEACHTREE FIBEROPTICS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998




                                                                                                                     PEACHTREE
                                         PEACHTREE                                                 PRO FORMA      FIBEROPTICS, INC.
                                      FIBEROPTICS, INC.         UAL               VFIN            ADJUSTMENTS        PRO FORMA
                                      -----------------         ---               ----            -----------        ---------
Revenues:
   Consulting fees                       $        --        $ 1,375,440        $        --        $        --        $ 1,375,440
   Success fees                                   --            333,500                 --                 --            333,500
   Subscriber fees                                --                 --              3,567                 --              3,567
   Vendor fees                                    --                 --              4,303                 --              4,303
   Other fees                                     --                 --                187                 --                187
                                         -----------        -----------        -----------        -----------        -----------
Net revenues                                      --          1,708,940              8,057                 --          1,716,997

Cost revenues                                     --            536,669                 --                 --            536,669
                                         -----------        -----------        -----------        -----------        -----------
Gross profit                                      --          1,172,271              8,057                 --          1,180,328

General and administrative expenses           15,304            292,826             86,832            300,000 [a]        694,962
Managing agent fee                           150,000                 --                 --           (150,000)[b]             --
                                         -----------        -----------        -----------        -----------        -----------

Operating (loss) income                     (165,304)           879,445            (78,775)          (150,000)           485,366

Other income (expense):
   Interest expense                           (5,300)                --             (2,000)                --             (7,300)
   Other                                     194,474                 --                 --                 --            194,474
                                         -----------        -----------        -----------        -----------        -----------
Income before income taxes                    23,870            879,445            (80,775)          (150,000)           672,540
Provision for income taxes                        --              1,925                 --            235,389 [c]        237,314
                                         -----------        -----------        -----------        -----------        -----------
Net (loss) income                        $    23,870        $   877,520        $   (80,775)       $  (385,389)       $   435,226
                                         ===========        ===========        ===========        ===========        ===========

Pro forma basic and diluted net income
  per share                              $      1.32 [d]                                                             $      0.05 [d]
                                         ===========                                                                 ===========

Weighted average shares used in
   computing pro forma basic and
   diluted net income per share               18,149                                                                   8,210,000
                                         ===========                                                                 ===========

                           PEACHTREE FIBEROPTICS, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999





                                                                                       PRO FORMA      PEACHTREE
                                          PEACHTREE                                   AND MERGER   FIBEROPTICS, INC.
                                      FIBEROPTICS, INC.     UAL           VFIN        ADJUSTMENTS     PRO FORMA
                                      -----------------   -------      -----------    -----------  -----------------
Assets
Current assets:
     Cash                                $   250,184    $    11,238    $     2,384    $        --    $   263,806
     Accounts receivable, net                     --        174,589             --             --        174,589
     Income tax receivable                        --          7,312             --             --          7,312
     Loans receivable, shareholders               --          2,150             --             --          2,150
                                         -----------    -----------    -----------    -----------    -----------
Total current assets                         250,184        195,289          2,384             --        447,857

Equipment, at cost:
     Equipment                                    --          6,576        104,164             --        110,740
     Less accumulated depreciation                --         (1,626)       (73,783)            --        (75,409)
                                         -----------    -----------    -----------    -----------    -----------
Net property, plant and equipment                 --          4,950         30,381             --         35,331
                                         -----------    -----------    -----------    -----------    -----------
Total assets                             $   250,184    $   200,239    $    32,765    $        --    $   483,188
                                         ===========    ===========    ===========    ===========    ===========

Liabilities and stockholders' equity
Current liabilities:
     Advanced client costs               $        --    $    54,956    $        --    $        --    $    54,956
     Accrued expenses                         37,221          5,546          1,733             --         44,500
     Notes payable                            61,333             --          3,992             --         65,325
     Note payable to managing agent           11,332             --             --             --         11,332
     Unearned revenue                             --             --          6,743             --          6,743
     Note payable to Union Atlantic
       Partners                                   --             --         25,000             --         25,000
                                         -----------    -----------    -----------    -----------    -----------
Total current liabilities                    109,886         60,502         37,468             --        207,856

     Managing agent fee                      112,500             --             --       (112,500)[b]         --

Stockholders' equity:
     Common stock                             12,350             --         15,000         13,000 [e]     82,100
                                                                                           41,550 [f]
                                                                                              200 [k]
     Additional paid-in capital            5,420,093             --        134,634        190,298 [h]    296,498
                                                                                          (54,750)[g]
                                                                                       (5,411,777)[l]
                                                                                           18,000 [i]
     Unearned compensation                   (70,666)            --             --             --        (70,666)
     Retained earnings (accumulated
       deficit)                           (5,333,979)            --       (154,337)       112,500 [b]    (32,600)
                                                                                        5,221,479 [l]
                                                                                          121,737 [j]
     Partners' equity                             --        139,737             --        (18,000)[i]         --
                                                                                         (121,737)[j]
                                         -----------    -----------    -----------    -----------    -----------
Total stockholders' equity (deficit)          27,798        139,737         (4,703)       112,500        275,332
                                         -----------    -----------    -----------    -----------    -----------
Total liabilities and stockholders'
  equity                                 $   250,184    $   200,239    $    32,765    $        --    $   483,188
                                         ===========    ===========    ===========    ===========    ===========


                           PEACHTREE FIBEROPTICS, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a. To reflect compensation agreements entered into in connection with the merger by two of the Company's shareholders, providing for annual compensation aggregating $150,000 per shareholder.

b. To reflect the elimination of the managing agent fee by the Company in connection with the merger and the compensation agreements entered into with two of the Company's shareholders. The Managing Agent would not have received a fee if such agreements had been in place.

c. The adjustment for the period ended December 31, 1998 reflects a provision for income taxes at the federal statutory rate. The
         Company has net operating loss carryforwards; however, they are subjected to certain limitations. Thus, no benefit has been taken related to these net operating loss carryforwards. As the Company has a net loss for the nine month period ended September 30, 1999, no provision has been recorded.

d. Basic and diluted net income (loss) per share was computed using the weighted average number of common shares outstanding during the period in accordance with Statement of Financial Accounting Standards No. 128. Stock options were antidilutive and therefore were not considered in such computations.

e. Records the net exchange of 1,500,000 common shares in VFIN, par value $0.01 ($15,000) for 2,800,000 common shares in the Company, par value $0.01 ($28,000).

f. Records the exchange of the membership interests in UAL for 4,155,000 common shares in the Company, par value $0.01.

g. To reflect the offsetting adjustment to additional paid-in-capital for the exchange of common shares to VFIN and UAL in connection with the reverse acquisition.

h. Records the adjustment to additional paid-in-capital for the tangible net assets of the Company to reflect the reverse acquisition of a shell company as follows:

               Cash                                              $   250,184
               Accrued expenses                                      (37,221)
               Notes payable                                         (22,665)
                                                                 ------------
               Net assets of Peachtree FiberOptics, Inc.             190,298

i. To reflect the elimination of UAL partners' initial equity contribution in connection with the reverse acquisition.

j. To reclassify the net earnings of UAL to the retained earnings of the combined Company.

k. To reflect the exchange of 100,000 options in VFIN for 20,000 common shares of the Company, par value $0.01.

l. To adjust the combined companies retained earnings and additional paid-in-capital for a reverse acquisition.

                              Financial Statements

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                         AS OF DECEMBER 31, 1998 AND FOR
                  THE PERIOD FROM INCEPTION (FEBRUARY 5, 1998)
                            THROUGH DECEMBER 31, 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                              Financial Statements




  As of December 31, 1998 and for the Period from Inception (February 5, 1998)
                            through December 31, 1998







                                    CONTENTS


Report of Independent Auditors...............................................1

Audited Financial Statements

Balance Sheets...............................................................2
Statements of Operations.....................................................3
Statement of Shareholders' Equity (Deficit)..................................4
Statements of Cash Flows.....................................................5
Notes to Financial Statements................................................6

                         Report of Independent Auditors

Board of Directors
VFinance Holdings, Inc.

We have audited the accompanying balance sheet of VFinance Holdings, Inc. (Development Stage Enterprise) as of December 31, 1998 and the related statements of operations, shareholders' equity (deficit), and cash flows for the period from inception (February 5, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VFinance Holdings, Inc., at December 31, 1998, and the results of its operations and its cash flows for the period from inception (February 5, 1998) through December 31, 1998, in conformity with accounting principles generally accepted in the United States.



                                               /s/ Ernst & Young LLP

Atlanta, Georgia
December 15, 1999

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                                 Balance Sheets

                                                                DECEMBER 31,  SEPTEMBER 30,
                                                                    1998         1999
                                                                --------------------------
                                                                              (UNAUDITED)

ASSETS
Current assets:
   Cash                                                          $   3,924     $   2,384
   Accounts receivable                                               1,480            --
   Stock subscriptions                                              49,634            --
                                                                 -----------------------
Total current assets                                                55,038         2,384

Equipment, at cost:
   Internal use software                                           104,164       104,164
   Less accumulated amortization                                   (34,721)      (73,783)
                                                                 -----------------------
Net equipment                                                       69,443        30,381
                                                                 -----------------------
Total assets                                                     $ 124,481     $  32,765
                                                                 =======================

LIABILITIES
Current liabilities:
   Notes payable                                                 $  25,000     $   3,992
   Unearned revenue                                                  3,795         6,743
   Note payable to Union Atlantic Partners                          25,000        25,000
   Accrued expenses                                                  1,827         1,733
                                                                 -----------------------
Total current liabilities                                           55,622        37,468

Shareholders' equity:
   Convertible Preferred Stock, $.01 par value, 20,000,000
     shares authorized; no shares issued and outstanding                --            --
   Common stock, $.01 par value, 40,000,000 shares authorized;
     1,500,000 shares issued and outstanding                        15,000        15,000
   Additional paid-in capital                                      134,634       134,634
   Deficit accumulated during the development stage                (80,775)     (154,337)
                                                                 -----------------------
Total shareholders' equity (deficit)                                68,859        (4,703)
                                                                 -----------------------
Total liabilities and shareholders' equity                       $ 124,481     $  32,765
                                                                 =======================


SEE ACCOMPANYING NOTES.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                            Statements of Operations





                                           PERIOD FROM       PERIOD FROM
                                            INCEPTION         INCEPTION
                                         (FEBRUARY 5, 1998) (FEBRUARY 5 1998)  NINE MONTH PERIOD
                                              THROUGH           THROUGH              ENDED
                                            DECEMBER 31,      SEPTEMBER 30,       SEPTEMBER 30,
                                               1998               1998               1999
                                          ------------------------------------------------------
                                                              (UNAUDITED)         (UNAUDITED)
Revenues:
   Vendor fees                               $  4,303           $  2,704           $  8,274
   Subscriber fees                              3,567              1,433              5,826
   Other fees                                     187                 57                 --
                                          ------------------------------------------------------
Total revenues                                  8,057              4,194             14,100

General and administrative expenses            86,832             56,846             87,001
                                          ------------------------------------------------------
Operating loss                                (78,775)           (52,652)           (72,901)

Interest expense                               (2,000)            (2,000)              (661)
                                          ------------------------------------------------------
Net loss                                     $(80,775)          $(54,652)          $(73,562)
                                          ======================================================





SEE ACCOMPANYING NOTES.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                   Statement of Shareholders' Equity (Deficit)


                                                                                                         DEFICIT
                                                CONVERTIBLE                                            ACCUMULATED      TOTAL
                                              PREFERRED STOCK         COMMON STOCK         ADDITIONAL  DURING THE   SHAREHOLDERS'
                                            ------------------     --------------------     PAID-IN    DEVELOPMENT     EQUITY
                                             SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL       STAGE       (DEFICIT)
                                            -------------------------------------------------------------------------------------
Balances at February 5, 1998
  (inception)                                     --    $    --         --    $      --    $      --    $      --     $      --
  Issuance of 1,500,000 shares of common
     stock                                        --         --         --       15,000       59,634           --        74,634
  Capital contribution                            --         --         --           --       75,000           --        75,000
   Net loss                                       --         --         --           --           --      (80,775)      (80,775)
                                            -------------------------------------------------------------------------------------
Balances at December  31, 1998                    --         --         --       15,000      134,634      (80,775)       68,859
   Net loss                                       --         --         --           --           --      (73,562)      (73,562)
                                            -------------------------------------------------------------------------------------
Balances at September 30, 1999
  (unaudited)                                     --    $    --         --    $  15,000    $ 134,634    $(154,337)    $  (4,703)
                                            ===================================================================================



SEE ACCOMPANYING NOTES.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                            Statements of Cash Flows




                                                          PERIOD FROM        PERIOD FROM
                                                           INCEPTION          INCEPTION
                                                       (FEBRUARY 5, 1998) (FEBRUARY 5, 1998)  NINE MONTH PERIOD
                                                            THROUGH             THROUGH            ENDED
                                                          DECEMBER 31,       SEPTEMBER 30,      SEPTEMBER 30,
                                                             1998                1998               1999
                                                       --------------------------------------------------------
                                                                              (UNAUDITED)        (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                                   $ (80,775)          $ (54,652)        $ (73,562)
Adjustments to reconcile net loss to
   net cash used in operating
   activities:
     Depreciation                                             34,721              21,700            39,062
     Changes in assets and liabilities:
       Accounts receivable                                    (1,480)                 --             1,480
       Deferred revenue                                        3,795               2,678             2,948
       Accrued expenses                                        1,827               1,720               (94)
                                                           -----------------------------------------------
       Net cash used in operating activities                 (41,912)            (28,554)          (30,166)

INVESTING ACTIVITIES
Acquisition of internal use software                         (79,164)            (79,164)          (21,008)
                                                           -----------------------------------------------
Net cash used in investing activities                        (79,164)            (79,164)          (21,008)

FINANCING ACTIVITIES
Issuance of notes payable                                     25,000              25,000                --
Proceeds from issuance of common stock                        25,000              25,000            49,634
Capital contribution                                          75,000              75,000                --
                                                           -----------------------------------------------
Net cash provided by financing activities                    125,000             125,000            49,634

Net increase (decrease) in cash and cash
  equivalents                                                  3,924              17,282            (1,540)
Cash at beginning of period                                       --                  --             3,924
                                                           -----------------------------------------------
Cash at end of period                                      $   3,924           $  17,282         $   2,384
                                                           ===============================================

Supplemental cash flow information:
Interest paid                                              $   2,000           $   2,000         $     661
                                                           ===============================================




SEE ACCOMPANYING NOTES.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                          Notes to Financial Statements

  As of December 31, 1998 and for the Period from Inception (February 5, 1998)
                           through December 31, 1998




1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

VFinance Holdings, Inc. (the "Company") was incorporated on February 5, 1998. On February 5, 1998, the Company purchased a developed website for $104,164, including acquisition costs from MD Information Systems. The website is classified as internal use software and is being amortized on a straight line basis over a period of two years. The purchase was funded through the sale of common stock subscriptions to three individuals, totaling $74,634 and through a note payable with MD Information Systems (see Note 3). All stock subscriptions have been received as of September 30, 1999 and accordingly, the Company has classified the receivable as an asset.

The Company is in the process of developing a venture capital vertical portal website focused on providing business development tools, information, products and services to assist entrepreneurs and executives of small and medium sized enterprises to organize and grow their businesses.

The Company's activities since incorporation have primarily consisted of recruiting personnel, developing business, financial planning and raising capital. Accordingly, the Company is considered to be in the development stage.

REVENUE RECOGNITION

The Company sells two types of memberships, one year memberships to venture capital vendors, who are interested in providing services to other companies or individuals and three-month memberships to venture capital customers, who have new business ideas to sell. The sale of each type of membership is recorded as deferred revenue and amortized over the life of the membership. The Company's revenues are not concentrated in any particular region of the country or with any individual or group.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)








1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

Primarily all membership sales are consummated using an on-line credit card processing service, which performs routine credit verification. The Company does not require collateral and receives payment directly from the credit card company. Thus, there is potential for credit losses. Credit losses aggregated $4,465 for the period from inception (February 5, 1998) through December 31, 1998.

HTM Logic is the original designer of the website and maintains a legend on the website indicating as such. The terms of the purchase agreement provide that the Company shall receive a referral fee equal to 25% of all income earned by HTM Logic from business generated as a result of the website legend. No revenue has been earned for the period from inception (February 5, 1998) through December 31, 1998.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)




1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

Advertising costs are expensed in the period incurred. Total advertising expense amounted to $720 for the period from inception (February 5, 1998) through December 31, 1998.

EQUIPMENT

Equipment consists of internal use software. Depreciation is computed using the straight line method over the estimated useful life of the asset, 2 years.

STOCK BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("SFAS 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense has been recognized from inception (February 5, 1998) through December 31, 1998.

ORGANIZATIONAL COST

The Accounting Standards Executive Committee recently issued Statement of Position ("SOP") No. 98-5, REPORTING ON THE COST OF START-UP ACTIVITIES. The SOP requires the costs of start-up activities to be expensed as incurred. The Company adopted the SOP effective February 5, 1998 and incurred expenses related to such activities of $409 from inception (February 5, 1998) through December 31, 1998.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)




1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

The fair value of the Company's financial instruments, which includes cash, accounts receivable, accounts payable and notes payable approximates their carrying values.

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions.

INTERIM STATEMENTS

The interim financial data for the period from inception (February 5, 1998) through September 30, 1998 and the nine month period ended September 30, 1999 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of operations for the interim periods, on a consistent basis.

2. RELATED PARTIES

NOTE PAYABLE TO UNION ATLANTIC PARTNERS

Union Atlantic LC ("UAL") is owned by the same shareholders that hold all of the outstanding common stock of the Company. UAL manages, through a subsidiary, an offshore venture capital fund (the "Fund"). The Fund's investors include the shareholders of the Company. In April 1998, the Fund loaned the Company $25,000 through a verbal agreement. The note does not bear interest and does not have a specified due date. The Company intends to repay the note once sufficient capital is available.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)




2. RELATED PARTIES (CONTINUED)

MANAGEMENT AGREEMENT

In conjunction with the acquisition, on February 5, 1998, the Company executed a management agreement (the "Agreement") with a former shareholder of MD Information Systems (the "Managing Agent"). Under the terms of the Agreement, the Managing Agent was appointed President and Chief Executive Officer of the Company with the authority to manage the operations of the Company. The Managing Agent is to receive a management fee of $3,000 per month, for a period of three years, which includes being required to provide the facilities and computer equipment necessary to operate the website. The Agreement may be terminated by the Company with or without cause, as defined.

3. NOTE PAYABLE

In connection with the asset acquisition, the Company issued a $50,000 note payable to MD Information Systems. The note bears interest at a rate of 8% and is due in two equal installments on August 5, 1998 and February 5, 1999, respectively.

4. STOCKHOLDERS' EQUITY

COMMON STOCK

On February 5, 1998, the Company issued 1,500,000 shares of common stock to individuals in exchange for subscriptions receivable of $74,634.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)




4. STOCKHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK

Each share of the Company's convertible preferred stock ("Preferred Stock") is convertible into one share of common stock, at the election of the stockholder. If issued, the holder of each share of Preferred Stock shall have voting rights equal to the holder of each share of common stock. In the event of a liquidation of the Company, Preferred Stock stockholders would be entitled to receive all accrued and unpaid dividends prior to and in preference to the holders of common stock. As of December 31, 1998, no Preferred Stock has been issued.

STOCK OPTIONS

The Company granted key personnel options to purchase 100,000 shares of common stock for a price of $0.10 per share. The options vest ratably over a three year period and must be exercised within five years of the vesting date. No compensation expense has been recognized, as the exercise price of the options was more than the fair value of the common stock at the date of grant, as determined by management in the absence of a readily tradable market for such securities. As of December 31, 1998, no options are exercisable.

Pro forma information regarding net income or loss is required by SFAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for options granted in 1998 was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.07%, no dividend yields; and a weighted-average expected life of the option of three years. The expected stock price volatility is not applicable as the minimum valuation model (or acceptable model for privately held companies) was used.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)




4. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTIONS (CONTINUED)

At December 31, 1998, the weighted average remaining contractual life of the options outstanding was 7.08 years. The weighted average fair value of the options granted during 1998 was zero. The weighted average exercise price is equal to the actual exercise price of $0.10. The Company's pro forma net loss for the period from inception (February 5, 1998) through December 31, 1998 did not differ from the actual net loss.

5. INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes. The Company's deferred income tax assets consist of the following:

                                                                 DECEMBER 31          SEPTEMBER 30
                                                                     1998                 1999
                                                              ----------------------------------------
                                                                                       (UNAUDITED)
   Deferred revenue                                               $     1,328         $     2,360
   Other assets                                                         4,179               8,811
   Net operating loss carryforward                                     22,764              42,846
   Deferred income tax asset valuation allowance                      (28,271)            (54,017)
                                                              ----------------------------------------
   Net deferred income tax asset                                  $        --         $        --
                                                              ========================================

Net operating loss carryforwards totaled $65,040 at December 31, 1998. The net operating loss carryforwards will begin to expire in the year 2018 if not utilized. A valuation allowance has been recorded at December 31, 1998 due to the uncertainty of realizing the deferred income tax asset.

                             VFinance Holdings, Inc.
                         (Development Stage Enterprise)

                    Notes to Financial Statements (continued)



6. YEAR 2000 (UNAUDITED)

The year 2000 problem, which is common in most businesses, concerns the inability of computer systems and devices to properly recognize and process date-sensitive information when the year changes to 2000. The Company is dependent on purchased software and hardware from third parties and believes these to be Year 2000 compliant. However, the Company has not performed any specific reviews or incurred any costs and does not anticipate doing so in order to evaluate compliance either internally or externally with its vendors or customers. Further, the Company has not established a contingency plan in case it is impacted. Thus, the Year 2000 problem could have a material adverse impact on the Company.

7. SUBSEQUENT EVENTS

On January 27, 1999, the Company entered into an agreement with MD Information Systems to provide for amended repayment terms on the outstanding note payable. The note is now due and payable in accordance with the following terms: (1) $10,000 on February 5, 1999 and (2) the remaining $15,000 in equal monthly installments of $1,667 beginning March 5, 1999.

On November 8, 1999, Peachtree FiberOptics, Inc. ("Peachtree"), a public company, entered into a share exchange agreement with the Company and UAL, a company wholly-owned by the stockholders of the Company. As a result, Peachtree received all common stock outstanding of the Company and UAL in exchange for approximately 84.4% of the total outstanding common stock of Peachtree. The managing agent for Peachtree is an executive officer and principal shareholder of the Company. Further, Peachtree and the Company also have in common certain members of management and ownership.

As indicated in the Year 2000 footnote above, the Company believed the Year 2000 problem could have a material adverse impact on the Company. While it appears the information systems the Company is reliant upon correctly accommodated the Year 2000 date change, further problems may linger.

                        Consolidated Financial Statements

                                Union Atlantic LC

                     YEARS ENDED DECEMBER 31, 1997 AND 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                                Union Atlantic LC

                        Consolidated Financial Statements



                     Years ended December 31, 1997 and 1998






                                    CONTENTS


Report of Independent Auditors.............................................1

Audited Financial Statements

Consolidated Balance Sheets................................................2
Consolidated Statements of Income .........................................3
Consolidated Statements of Partners' Equity................................4
Consolidated Statements of Cash Flows......................................5
Notes to Consolidated Financial Statements.................................6

                         Report of Independent Auditors

The Partners
Union Atlantic LC

We have audited the accompanying consolidated balance sheets of Union Atlantic LC as of December 31, 1997 and 1998, and the related consolidated statements of income, partners' equity, and cash flows for each of the two years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Atlantic LC at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.


                                                  /s/ Ernst & Young LLP

Atlanta, Georgia
December 15, 1999

                                Union Atlantic LC

                           Consolidated Balance Sheets

                                                                         DECEMBER 31                   SEPTEMBER 30,
                                                                  1997                 1998                 1999
                                                          ---------------------------------------------------------------
                                                                                                        (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                    $   40,933          $   5,561             $   11,238
   Accounts receivable                                             148,506            242,697                174,589
   State income taxes receivable                                     4,987              7,312                  7,312
   Loan receivable, shareholders                                        --                 --                  2,150
   Deferred income tax asset                                         1,925                 --                     --
                                                          ---------------------------------------------------------------
Total current assets                                               196,351            255,570                195,289

Equipment, at cost                                                      --              4,190                  6,576
   Less accumulated depreciation                                        --               (582)                (1,626)
                                                          ---------------------------------------------------------------
                                                                        --              3,608                  4,950
                                                          ---------------------------------------------------------------
Total assets                                                      $196,351           $259,178               $200,239
                                                          ===============================================================

LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
   Accrued expenses                                             $   26,450         $   31,548             $    5,546
   Advance client costs                                             36,020             49,161                 54,956
   Deferred revenue                                                 35,000                 --                     --
                                                          ---------------------------------------------------------------
Total current liabilities                                           97,470             80,709                 60,502

Partners' equity                                                    98,881            178,469                139,737
                                                          ---------------------------------------------------------------
Total liabilities and partners' equity                            $196,351           $259,178               $200,239
                                                          ===============================================================



SEE ACCOMPANYING NOTES.

                                Union Atlantic LC

                        Consolidated Statements of Income

                                                                                                    NINE MONTH
                                                                 YEARS ENDED                       PERIOD ENDED
                                                                 DECEMBER 31                       SEPTEMBER 30
                                                            1997              1998             1998              1999
                                                      ----------------------------------------------------------------------
                                                                                            (UNAUDITED)      (UNAUDITED)
Revenues:
   Success fees                                           $   122,085      $    333,500     $    333,500       $       --
   Consulting fees                                          1,109,975         1,375,440        1,051,092          738,516
   Management fees                                             66,576                --               --               --
                                                      ----------------------------------------------------------------------
Total revenues                                              1,298,636         1,708,940        1,384,592          738,516

Cost and expenses:

   General and administrative expenses                        304,946           829,495          617,963          322,170
                                                      ----------------------------------------------------------------------
Income before income taxes                                    993,690           879,445          766,629          416,346

Provision for state income taxes                                8,198             1,925            1,925               --
                                                      ----------------------------------------------------------------------
Net income                                                $   985,492      $    877,520     $    764,704       $  416,346
                                                      ======================================================================

Pro forma provision for federal income taxes              $   344,922      $    307,132     $    267,646       $  145,721
                                                      ----------------------------------------------------------------------

Pro forma net income                                      $   640,570      $    570,338     $    497,058       $  270,625
                                                      ======================================================================



SEE ACCOMPANYING NOTES.

                                Union Atlantic LC

                   Consolidated Statements of Partners' Equity

                                                                                               BAYARD
                                                   GENESIS              HIGHLANDS            MANAGEMENT          TOTAL PARTNERS'
                                                  PARTNERS                GROUP               SERVICES               EQUITY
                                            ----------------------------------------------------------------------------------------
Balances at January 1, 1997                    $     17,487           $    17,486           $    (3,555)          $     31,418
   Net income                                       464,220               464,220                57,052                985,492
   Distributions                                   (385,043)             (453,405)              (41,412)              (879,860)
   Forgiveness of loan to partner                        --               (38,169)                   --                (38,169)
   Adjustments                                      (53,440)               53,440                    --                     --
                                            ----------------------------------------------------------------------------------------
Balances at December 31, 1997                        43,224                43,572                12,085                 98,881
   Net income                                       416,510               416,510                44,500                877,520
   Distributions                                   (320,232)             (432,500)              (45,200)              (797,932)
   Adjustments                                      (55,960)               55,960                    --                     --
                                            ----------------------------------------------------------------------------------------
Balances at December 31, 1998                        83,542                83,542                11,385                178,469
   Net income                                       208,173               208,173                    --                416,346
   Distributions                                   (227,539)             (227,539)                   --               (455,078)
                                            ----------------------------------------------------------------------------------------
Balances at September 30, 1999 (unaudited)     $     64,176          $     64,176           $    11,385           $    139,737
                                            ========================================================================================




SEE ACCOMPANYING NOTES.

                                Union Atlantic LC

                      Consolidated Statements of Cash Flows

                                                                                                     NINE MONTHS
                                                                 YEARS ENDED                            ENDED
                                                                 DECEMBER 31                         SEPTEMBER 30
                                                            1997              1998               1998             1999
                                                      ----------------------------------------------------------------------
                                                                                           (UNAUDITED)       (UNAUDITED)
OPERATING ACTIVITIES
Net income                                              $    985,492       $   877,520         $764,704        $   416,346
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                 --               582              232              1,044
     Changes in assets and liabilities:
       Accounts receivable                                   (88,533)          (94,191)        (166,195)            68,108
       Loan receivable, shareholder                               --                --               --             (2,150)
       Accrued expenses                                       15,034             5,098           30,145            (26,002)
       Advance client costs                                   29,544            13,141           13,506              5,795
       Deferred income tax asset                              (1,925)            1,925            1,925                 --
       Deferred revenue                                       35,000           (35,000)         (35,000)                --
       Income taxes                                          (19,202)           (2,325)          (2,325)                --
                                                      ----------------------------------------------------------------------
Net cash provided by operating activities                    955,410           766,750          606,992            463,141

INVESTING ACTIVITIES

Purchases of equipment                                            --            (4,190)          (4,190)            (2,386)
                                                      ----------------------------------------------------------------------
Net cash used in investing activities                             --            (4,190)          (4,190)            (2,386)

FINANCING ACTIVITIES

Distributions to partners                                 (1,016,311)         (797,932)        (622,632)          (455,078)
                                                      ----------------------------------------------------------------------
Net cash used in financing activities                     (1,016,311)         (797,932)        (622,632)          (455,078)

Increase (Decrease) in cash and cash equivalents             (60,901)          (35,372)         (19,830)             5,677
Cash at beginning of period                                  101,834            40,933           40,933              5,561
                                                      ----------------------------------------------------------------------
Cash and cash equivalents at end of period              $     40,933       $     5,561       $   21,103        $    11,238
                                                      ======================================================================


SEE ACCOMPANYING NOTES

                                Union Atlantic LC

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1998




1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

DESCRIPTION OF BUSINESS

Union Atlantic LC (the "Company") was incorporated on August 1, 1996 as a Florida limited liability company. The Company is owned equally by three parties, Genesis Partners, the Highland Group, and Bayard Management Services, all of whom have equal rights, preferences and privileges. In accordance with the terms of the agreement, each member's liability shall be limited as set forth in the Florida Limited Liability Company Act of Chapter 608 of the Florida Statute. The Company specializes in the technology industry and has a term which expires 100 years from the date of inception (August 1, 1996).

The Company is a management consulting firm which provides corporations and high net worth individuals with management and access to capital resources for the purpose of expediting corporate development. The shareholders of Genesis Partners' and Highlands Group provide the services to the Company's clients. The individuals are not employees of the Company and the Company's Operating Agreement does not provide for compensation for such individuals. Accordingly, all cash paid to the Company's shareholders has been reflected as distributions in the Company's financial statements.

As described in the Company's Operating Agreement, all fees and related expenses associated with the Company's performance of consulting services are split evenly between Genesis Partners and the Highland Group and all fees and related expenses associated with the Company's receipt of success fees is split evenly between all three partners. The Company frequently makes distributions to its partners based on cash flow availability. These distributions are occasionally in the form of accounts receivable collected by the partners. In order to maintain equity balances approximately equal to the original percentages set forth in the Operating Agreement, the Company periodically makes non-cash adjustments to the equity accounts, upon the consent of the partners.

The Company's subsidiary, Union Atlantic Management Ltd., manages an offshore venture capital fund, which is owned partially by the shareholders of the Company. Union Atlantic Management Ltd. has earned $66,576 in management fees from the fund, which is reflected as management fee revenue on the Company's statement of income.

                                Union Atlantic LC

                           December 31, 1997 and 1998




1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS (CONTINUED)

REVENUE RECOGNITION

The Company earns revenue from consulting fees and success fees. Consulting fees are deferred when received and recognized when services are rendered, generally over the life of an agreement. Success fees are agreed upon percentages based on the total value of a transaction and are contingent on the successful completion of a specified transaction. These fees are recognized when earned, per the terms of the contracts. The Company does not require collateral from its customers.

The Company periodically receives equity instruments and warrants from companies for which it performs services in addition to the cash paid for such services. Primarily all of the equity instruments are in private companies with no readily available market value. Equity interests and warrants for which there is not a public market are valued based on factors such as significant equity financing by sophisticated, unrelated new investors, history of positive cash flow from operations, the market value of comparable publicly traded companies (discounted for illiquidity) and other pertinent factors. Management also considers recent offers to purchase a portfolio company's securities and the filings of registration statements in connection with a portfolio company's initial public offering when valuing warrants. During the years ended December 31, 1997 and 1998, the Company received equity investments from five and three companies, respectively. Due to the factors indicated above, no revenue was recognized in connection with the receipt of equity instruments in the years ended December 31, 1997 and 1998. Upon receipt of such equity instruments all such instruments are immediately distributed to the partners, in accordance with the distribution terms of the Operating Agreement

For equity instruments and warrants received in public companies, the Company recognizes revenue equal to the market price on the date of receipt, discounted for any defined restrictions on the equity instruments or warrants. No revenue has been recognized during the years ended December 31, 1997 and 1998.

                                Union Atlantic LC

                           December 31, 1997 and 1998



1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Actual results may differ from those estimates, and such differences may be material to the financial statements.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

ADVERTISING COSTS

Advertising costs are expensed in the period incurred. Total advertising expense amounted to $11,016 and $3,602 for the years ended December 31, 1997 and 1998, respectively.

FINANCIAL INSTRUMENTS

The fair value of the Company's financial instruments, which includes cash and accounts receivable, approximates their carrying values.

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions.

                                Union Atlantic LC

                           December 31, 1997 and 1998



1. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS (CONTINUED)

EQUIPMENT

Equipment is stated on the basis of cost less accumulated depreciation and consists primarily of computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 3 years, for financial reporting purposes.

INTERIM STATEMENTS

The interim financial data for the nine months ended September 30, 1998 and 1999 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of operations for the interim periods, on a consistent basis.

INCOME TAXES

The Company is a Florida limited liability company and reports income for federal income tax purposes as a partnership under the Internal Revenue Code. As a result, the individual partners are taxed on the income of the Company for federal and state income tax purposes. Prior to 1998, the state of Florida did not recognize limited liability company status, and the Company recorded a state income tax provision, including providing for deferred income taxes based on the differences between the tax basis and the financial reporting basis of certain assets and liabilities. During 1998, the state of Florida changed its laws to recognize limited liability company status. Thus, the Company eliminated its deferred income taxes and recognized them in the statements of income. The partners are now individually responsible for state income taxes.

The accompanying financial statements reflects an additional provision for federal taxes on a pro forma basis as if the Company were liable for federal taxes as a taxable entity for the years ended December 31, 1997 and 1998.

                                Union Atlantic LC

                           December 31, 1997 and 1998



2. PARTNER'S EQUITY

During fiscal 1996, the Company loaned a shareholder $38,169. During 1997, the Company forgave the outstanding loan and treated it as a distribution of capital.

3. ADVANCED CLIENT COSTS

As part of its operations, the Company's employees incur expenses that are reimbursable by its clients. These expenses are recorded when incurred and submitted for reimbursement by the employees, as an account receivable from the client and a liability to the employee. At such point payment is received, the employee is reimbursed for the expenses.

4. INCOME TAXES

Deferred income taxes reflect the net state tax effect of temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and amounts used for income taxes through December 31, 1997. The Company's deferred income taxes consist of deferred revenue and totals $1,925 for the year ended December 31, 1997. As discussed in Note 1, the Florida law changed regarding limited liability companies and all state income taxes became the responsibility of the partners, individually. Thus, the Company did not report deferred income taxes for the year ended December 31, 1998.

The provision for income taxes consisted of the following:


                                         YEARS ENDED DECEMBER 31,
                                        1997                    1998
                                -------------------------------------------

State
   Current                           $   10,123                $   --
   Deferred                              (1,925)                1,925
                                -------------------------------------------
   Total                             $    8,198                $1,925
                                ===========================================

                                Union Atlantic LC

                           December 31, 1997 and 1998



5. YEAR 2000 (UNAUDITED)

The year 2000 problem, which is common in most businesses, concerns the inability of computer systems and devices to properly recognize and process date-sensitive information when the year changes to 2000. The Company is a management consulting group that is not dependent on computer software and hardware. However, the Company is dependent on the ability of the customers to address the Year 2000 problem. Although the partners believe their clients to be Year 2000 compliant, they have not performed any specific reviews or incurred any costs and do not anticipate doing so in order to evaluate the compliance of customers. Further, the Company has not established a contingency plan in case it is impacted. Thus, the Year 2000 problem could have a material adverse impact on the Company.

6. SUBSEQUENT EVENT

In February 1999, the Company received 30,000 unregistered common shares in a public company to satisfy a receivable outstanding as of December 31, 1998. The shares received had a value in excess of the outstanding receivable. As such, the Company recognized additional revenue of approximately $17,000 for the nine month period ended September 30, 1999. All shares received were immediately distributed to the partners, in accordance with the Operating Agreement.

On November 8, 1999, Peachtree FiberOptics, Inc. ("Peachtree"), a public company, entered into a share exchange agreement with the Company and VFinance Holdings, Inc., a company under common control. As a result, Peachtree received all capital stock outstanding for the Company and VFinance Holdings, Inc. in exchange for approximately 84.4% of the total outstanding common stock of Peachtree. The managing agent for Peachtree is an executive officer and principal shareholder of the Company. Further, Peachtree and the Company also have in common certain members of management and ownership.

As indicated in the Year 2000 footnote above, the Company believed the Year 2000 problem could have a material adverse impact on the Company. While it appears the




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
                                Union Atlantic LC

             Notes to Consolidated Financial Statements (continued)

                           December 31, 1997 and 1998




6. SUBSEQUENT EVENT (CONTINUED)

information systems the Company is reliant upon correctly accommodated the Year 2000 date change, further problems may linger.





































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